POWER OF ATTORNEY

Each person whose signature appears below designates and appoints BRANDON M. DAWSON, SCOTT E. KLEIN and BRIAN S. THOMPSON, and any of them, his true and lawful attorneys-in-fact and agents to sign the annual report on Form 10-KSB of Sonus Corp., a Yukon Territory (Canada) corporation, for the fiscal year ended July 31, 1999, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Act of 1934, as amended. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 25th day of October, 1999.

Signature                                               Title
---------                                               -----


/s/ Brandon M. Dawson                      Chairman and Chief Executive
Brandon M. Dawson                           Officer and Director


/s/ Scott E. Klein                         President and Chief Operating Officer
Scott E. Klein


/s/ Douglas A. Pease                       Controller
Douglas A. Pease


/s/ Hugh T. Hornibrook                     Director
Hugh T. Hornibrook


------------------------------             Director
Joel Ackerman


/s/ William DeJong                         Director
William DeJong


/s/ Haywood D. Cochrane, Jr.               Director
Haywood D. Cochrane, Jr.


/s/ Gregory J. Frazer                      Director
Gregory J. Frazer, Ph.D.


/s/ David J. Wenstrup                      Director
David J. Wenstrup